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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.   20549

                                   FORM 8-K

            CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934


        Date of Report (date of earliest event reported): May 28, 1999

                        TOUCHSTONE SOFTWARE CORPORATION

            (Exact name of registrant as specified in its charter)

          DELAWARE                      0-12969                95-3778226

(State or other jurisdiction of (Commission File Number)  (IRS Employer
incorporation or organization)                            Identification Number)


     1538 TURNPIKE STREET
     NORTH ANDOVER, MASSACHUSETTS                         01845

     (Address of principal executive offices)             (Zip Code)


                                 978.686.6468
             (registrant's telephone number, including area code)


Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                             Yes [X]           No [_]

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Item 5.  Other Events.
         -------------

         As was previously reported on Current Reports on Form 8-K filed on March 22, 1999 and on Form 8-K/A filed on May 24, 1999, effective as of the close of business on March 8, 1999, TouchStone Software Corporation (the "Company") acquired all of the issued and outstanding capital stock of Unicore Software, Inc., a Massachusetts corporation ("Unicore") pursuant to the terms and conditions of a definitive Agreement and Plan of Acquisition ("Acquisition Agreement") dated as of March 5, 1999.

         At the closing of the acquisition of Unicore by the Company, the former shareholders of Unicore, received an aggregate of $1,205,000 in cash. The balance of the purchase price is to be paid immediately following the 1999 Annual Meeting of the Company's stockholders (the "Annual Meeting"). At the Annual Meeting, the Company's stockholders will be asked to approve the issuance of 3,350,000 shares of the authorized but previously unissued shares of the Company's Common Stock as the balance of the purchase price. In the event that the stockholders of the Company do not approve the issuance of these 3,350,000 shares of Common Stock, the Acquisition Agreement provides that the balance of the Unicore purchase price be paid with $3,350,000 in cash.

         Approval of the issuance of 3,350,000 shares of the Company's Common Stock in payment of the balance of the Unicore purchase price is not required by Delaware law. Consequently, the Company would have the corporate power and authority to issue and deliver these shares to the former shareholders of Unicore even if the Company's stockholders declined to approve the issuance thereof at the Annual Meeting. Under certain circumstances specified in the Acquisition Agreement, the former shareholders of Unicore would have the right to insist that the balance of the purchase price be paid through issuance and delivery of 3,350,000 shares of the Company's Common Stock, rather than in cash, even if the issuance of these shares is not approved at the Annual Meeting. This right would arise in the event that the closing price for a share of the Company's Common Stock on The Nasdaq National Market has exceeded $1.00 at any time following the effective date of the Acquisition Agreement and the date of the Annual Meeting.

         Should the former shareholders of Unicore exercise their right to receive shares of the Company's Common Stock in lieu of cash under these circumstances, the continued listing of the Company's Common Stock on The Nasdaq National Market could be jeopardized since the shares would be issued without stockholder approval. In order to resolve this issue, the Acquisition Agreement was supplemented by a Letter Agreement dated May 28, 1999 providing that, in the event the stockholders of the Company fail to approve the issuance and delivery of the 3,350,000 shares of the Company's Common Stock, the former shareholders of Unicore will not have the right under any circumstances to insist on the issuance and delivery of such shares but will have only the right to require the Company to pay them cash equal to the greater of: (a) the dollar amount determined by multiplying 3,350,000 by the weighted average closing price for a share of the Company's common stock over the 20-day trading period immediately preceding the date of the Annual Meeting or (b) the sum of $3,350,000.00.
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Item 7.  Financial Statements and Exhibits.
         ----------------------------------

         99.A-1 (1)  Agreement and Plan of Acquisition dated March 5, 1999.
         99.A-2      Letter Agreement dated May 28, 1999

                (1) Incorporated by reference to the correspondingly numbered exhibit to the Company's Current Report on Form 8-K filed on March 22, 1999.


                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              TOUCHSTONE SOFTWARE CORPORATION


May 28, 1999                  By:   /s/ CALVIN G. LEONG
                                    -------------------
                                    Calvin G. Leong
                                    Chief Financial Officer


                                 EXHIBIT INDEX


Exhibit No.  Description

99.A-1 (1)   Agreement and Plan of Acquisition dated March 5, 1999.
99.A-2       Letter Agreement dated May 28, 1999

       (1) Incorporated by reference to the correspondingly numbered exhibit to the Company's Current Report on Form 8-K filed on March 22, 1999.